UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2007

FRANCHISE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0353403 (IRS Employer Identification No.)
43180 Business Park Drive, Suite 202 Temecula, CA 92590 (Address of principal executive offices)
(951) 587-9100 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2007, Franchise Capital Corporation (the “Company”) executed a definitive agreement with TTR HP, Inc. d.b.a. Aero Exhaust, Inc. (“Aero”) which calls for a share exchange of common stock between the Company and Aero.  Under the terms of the definitive agreement, the Company can exchange up to 95% of its total capital stock for up to 100% of the total capital stock of Aero.  The specific share amounts will be determined at closing, which is anticipated to take place once the Company is current with its financial statement filings and Aero has completed an audit of its historical financial statements, presently anticipated for the second quarter of 2007.

In conjunction with executing the definitive agreement, the Company agreed to a revolving commercial loan to Aero in the amount of $1,500,000, of which $850,000 was drawn down on January 12, 2007.  The loan bears interest at the prime rate and is due and payable in 18 months.  Notwithstanding the payment terms, the loan and any accrued interest are convertible into Aero common stock at the time the share exchange closes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  January 16, 2007

Franchise Capital Corporation By: /s/ Steven R. Peacock Steven R. Peacock, Interim Chief Executive Officer